UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2011

KBS REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant specified in its charter)

Maryland	000-52606	20-2985918
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Background
On September 1, 2011 (the “Effective Date”), KBS Real Estate Investment Trust, Inc. (the “Company”), through indirect wholly owned subsidiaries (collectively, “KBS”), entered into a Collateral Transfer and Settlement Agreement (the “Settlement Agreement”) with, among other parties, GKK Stars Acquisition LLC (“GKK Stars”), the wholly owned subsidiary of Gramercy Capital Corp. (“Gramercy”) that indirectly owns the Gramercy real estate portfolio, to effect the orderly transfer of certain assets and liabilities of the Gramercy real estate portfolio to KBS in satisfaction of certain debt obligations owed by wholly owned subsidiaries of Gramercy to KBS. The Settlement Agreement contemplates the transfer of the equity interests in certain subsidiaries of Gramercy (the “Equity Interests”) that indirectly own or, with respect to a limited number of properties, hold a leasehold interest in, approximately 867 properties (the “GKK Properties”), including approximately 576 bank branch properties and approximately 291 office buildings, operations centers and other properties. On the Effective Date, KBS indirectly took title to or, with respect to a limited number of GKK Properties, indirectly took a leasehold interest in, 317 of the GKK Properties. Because the Settlement Agreement provided that KBS must accept the transfer of all of the remaining Equity Interests that have not been transferred as of December 15, 2011, with the only requirement being the passage of time, and because for accounting purposes (although not for legal purposes), the Company is deemed to control the decisions that affect the economic outcome of all of the Equity Interests and all of the GKK Properties as of the Effective Date, the Company consolidated all of the assets and liabilities and operations subject to the Settlement Agreement beginning September 1, 2011. For more information, see the Company's Current Report on Form 8-K filed with the SEC on September 9, 2011 and the Company's Quarterly Report on Form 10-Q for the period ended September 30, 2011 filed with the SEC on November 14, 2011.
On December 1, 2011, KBS indirectly took title to 116 GKK Properties, all of which are office buildings or operations centers. These properties are located in 16 different states, are 89.3% leased and contain approximately 5.6 million rentable square feet, approximately 4.6 million of which is leased to Bank of America, N.A. (“Bank of America”) pursuant to the master lease described below.
Assumption of Mortgage Debt
In connection with the December 1, 2011 transfers under the Settlement Agreement, KBS, through indirect wholly owned subsidiaries (the “Borrower”), assumed a portfolio mortgage loan secured by the 116 properties subject to the transfers (the “BBD1 Mortgage Loan”). The outstanding principal balance of the BBD1 Mortgage Loan was approximately $325.5 million as of December 1, 2011. The lender under the BBD1 Mortgage Loan is U.S. Bank National Association, as Successor Trustee for the Registered Holders of GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series 2003‑C3 (the “Lender”). The Lender is not affiliated with the Company.
The BBD1 Mortgage Loan matures on December 1, 2013. The BBD1 Mortgage Loan bears interest at a fixed rate of 5.5% during the term of the loan. Monthly payments currently include principal and interest, with principal calculated using an amortization schedule of 27.5 years and with the remaining principal balance and all accrued and unpaid interest and all other charges due at maturity. The BBD1 Mortgage Loan may be prepaid in whole, but not in part, on or after August 1, 2013. Prior to August 1, 2013, the Borrower may defease the loan upon the terms set forth in the BBD1 Mortgage Loan agreement. As of December 1, 2011, $80.1 million of the BBD1 Mortgage Loan has been defeased by pledged treasury securities.
First States Group, L.P. (the “Guarantor”), an entity to be transferred to KBS under the Settlement Agreement and that upon transfer will ultimately indirectly own interests in 181 of the GKK Properties, provided a limited guaranty of the BBD1 Mortgage Loan with respect to certain potential costs, expenses, losses, damages and other sums that may result from certain actions or inactions by the Borrower or its affiliates. The Guarantor is also providing a guaranty of the principal balance and any interest or other sums outstanding under the BBD1 Mortgage Loan in the event of (i) certain bankruptcy or insolvency proceedings involving the Borrower and (ii) certain other intentional actions committed by the Borrower or its affiliates in violation of the loan documents.
Bank of America Leases
In connection with the December 1, 2011 transfers under the Settlement Agreement, KBS indirectly assumed a master lease agreement, as amended and restated (the “Master Lease”), with Bank of America as tenant. Bank of America is one of the world's largest financial institutions, serving individual consumers, small- and middle-market businesses, large corporations and governments with a full range of banking, investing, asset management and other financial and risk management products and services. Bank of America is not affiliated with the Company.

Pursuant to the Master Lease, Bank of America is leasing an aggregate of 4,624,821 rentable square feet at 116 different properties in 16 different states, comprising 82.5% of the rentable square feet available at such properties. The Master Lease expires on June 30, 2023. Bank of America has six successive extension option periods of five years each at the lesser of fair market value or a predetermined rent cap, which Bank of America can exercise as to any or all of the properties that are leased by Bank of America at Bank of America's discretion.
Bank of America has a continuing right to expand into any available space at the 116 properties subject to the Master Lease, and is entitled to a quarterly notice of any available space at other properties owned by the specific KBS landlord or certain named affiliates. Upon any such expansion, Bank of America may simultaneously terminate space of the same or smaller size then leased under the Master Lease. Bank of America also has the right to terminate the lease without a termination fee with respect to approximately 105,000 square feet beginning January 1, 2012 and approximately 105,000 additional square feet beginning January 1, 2017. Bank of America has indicated that it intends to exercise termination rights with respect to approximately 104,000 square feet on January 1, 2012.
Bank of America has a right of first refusal to purchase any property under the Master Lease in which there are 50,000 or more square feet of rentable area and Bank of America leases at least 35% of the property on the terms offered to KBS by a third party buyer. For all other properties covered by the Master Lease, Bank of America has a right of first offer to purchase such property if KBS chooses to list it for sale.
The annualized base rent for Bank of America under the Master Lease, as of November 30, 2011, is approximately $40.5 million. The remaining initial lease term as of November 30, 2011 under the Master Lease is approximately 11.6 years, which may be extended at Bank of America's option as described above. The average rental rate over the remaining initial lease term, which is calculated as the annualized contractual base rent divided by the leased rentable square feet, is $8.75 per rentable square foot.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF‑BALANCE SHEET ARRANGEMENT OF A REGISTRANT
For information relating to material debt obligations assumed by the Company, through its wholly owned subsidiaries, see “Assumption of Mortgage Debt” under Item 1.01.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS REAL ESTATE INVESTMENT TRUST, INC.

Dated: December 7, 2011	BY:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.
Chairman of the Board, Chief Executive Officer and Director